1Q 2025 Earnings April 23, 2025

2 Cautionary statement regarding forward-looking statements This Investor Update contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s initiatives, strategic priorities and focus areas, plans, goals, expectations, and opportunities, including timing expectations, with respect to (a) loyalty program optimization, (b) marketing and distribution evolution, (c) revenue and network maturation, (d) flight credit expiration, (e) airline partnerships, (f) bag fees, (g) basic economy fares, (h) vacation products and Getaways by Southwest, (i) extra legroom seating, (j) assigned seating, (k) service modernization, (l) aircraft turn time, (m) 24-hour operations, and (n) cost reductions and cost efficiencies; and (ii) the Company's financial and operational outlook, expectations, goals, plans, strategies, targets, and projected results of operations, including with respect to its initiatives, and including factors and assumptions underlying the Company's expectations and projections. These forward-looking statements are based on the Company's current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), governmental actions, consumer perception, consumer uncertainties with respect to trade policies (including the imposition of tariffs), economic conditions, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (ii) the Company's ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives, including with respect to revenue management and assigned and premium seating; (iii) consumer behavior and response with respect to the Company's new commercial products and policies; (iv) the impact of fuel price changes, fuel price volatility, volatility of commodities used by the Company for hedging jet fuel, and any changes to the Company's fuel hedging strategies and positions, on the Company's business plans and results of operations; (v) the Company's dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company's aircraft deliveries, Boeing MAX 7 aircraft certifications, fleet and capacity plans, operations, maintenance, strategies, and goals; (vi) the Company's dependence on the Federal Aviation Administration with respect to, among other things, the certification of the Boeing MAX 7 aircraft; (vii) the Company's dependence on other third parties, in particular with respect to its technology plans, its plans and expectations related to revenue management, online travel agencies, operational reliability, fuel supply, maintenance, Global Distribution Systems, environmental sustainability, and the impact on the Company's operations and results of operations of any third party delays or nonperformance; (viii) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (ix) the impact of labor matters on the Company's business decisions, plans, strategies, and results; (x) the impact of governmental regulations and other governmental actions on the Company's business plans, results, and operations;(xi) the Company's ability to obtain and maintain adequate infrastructure and equipment to support its operations and initiatives(xii) the Company's dependence on its workforce, including its ability to employ and retain sufficient numbers of qualified Employees with appropriate skills and expertise to effectively and efficiently maintain its operations and execute the Company’s plans, strategies, and initiatives; (xiii) the cost and effects of the actions of activist shareholders; and (xiv) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

# 1Q 2025 key initiative summary and highlights

| | | Launch date | Value maturity date | Key highlights |
|---|---|---|---|---|
| Improve core performance | (R) Loyalty program optimization | Ongoing | Ongoing | ▪ Optimized loyalty program to better align earn rates to fare paid and dynamically manage redemption rates<br>▪ Expanded distribution to online travel agencies with the launch of Expedia, with current performance ahead of expectations |
| | (R) Marketing & distribution evolution | Ongoing | Late 2025 | |
| | (R) Revenue & network maturation | 2024 | Late 2025 | |
| | (R) Flight credit expiration | 2Q 2025 | 2026 | |
| Monetize Customer value proposition | (R) Airline partnerships | 1Q 2025 | 2027 | ▪ Launched partnership with Icelandair<br>▪ Received necessary approvals and certifications to begin extra legroom seating retrofits on 737-8 and 737-800 aircraft |
| | (R) Bag fees & basic economy | 2Q 2025 | 2026 | |
| | (R) Getaways by Southwest | Mid-2025 | 2027+ | |
| | (R) Extra legroom & seat assignment | 1Q 2026 | 2027 | |
| Increase efficiency & lower cost | (E) Service modernization | Pre-2024 | 2026 | ▪ Reduced turn time now in place at 19 airports<br>▪ Launched 24-hour operations with first redeye flights in February<br>▪ Accelerated cost reduction plan, increasing 2025 target to approximately $370 million and 2027 run rate cost savings to over $1.0 billion |
| | (E) Turn | 2024 | 2026 | |
| | (R) 24-hour operations | 1Q 2025 | 2027 | |
| | (E) Cost reduction initiative | 1Q 2025 | 2027 | |

(R) EBIT derived primarily from revenue
(E) EBIT derived primarily from operating expense

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